CHINA EXPERT NETWORK COMPANY LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Report of Independent Auditors

Consolidated balance sheets
Consolidated statements of operations
Consolidated statements of stockholders' equity
Consolidated statements of cash flows
Notes to consolidated financial statements

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
China Expert Network Company Limited

We have audited the accompanying consolidated balance sheets of China Expert Network Company Limited as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Expert Network Company Limited as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

PKF
Certified Public Accountants
Hong Kong
February 19, 2004

CHINA EXPERT NETWORK COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS
	December 31,
	2003	2002
	USD	USD
ASSETS

Current assets

Cash and cash equivalents	47,223	299,333
Costs and estimated earnings in excess of
billings on uncompleted contracts (Note 8)	-	166,775
Amount due from an officer (Note 5)	94,787	-
Prepayments, deposits and other receivables
(Note 6)	1,287,889	83,697

Total current assets	1,429,899	549,805

Property and equipment, net (Note 3)	52,120	229,632
Intangible assets, net (Note 4)	674,807	1,060,411
Deferred tax assets (Note 9)	315,745	460,574

Total assets	2,472,571	2,300,422

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accounts payable	9,686	7,968
Deposits received	93,141	-
Accrued liabilities (Note 7)	639,493	244,212
Billings in excess of costs and estimated
earnings on uncompleted contracts (Note 8)	164,820	-
Amounts due to directors (Note 5)	-	703,706
Amount due to an officer (Note 5)	-	1,148,005
Income tax payable	309,634	151,147

Total current liabilities	1,216,774	2,255,038

Commitments and contingencies	-	-

Stockholders' equity

Common stock, USD0.1285 par value
(HKD1 translated at historical rate);
30,000,000 shares authorised;
issued and outstanding	3,856,041	3,856,041

Accumulated deficit	(2,600,244)	(3,810,657

Total liabilities and stockholders' equity	2,472,571	2,300,422

see Notes to consolidated financial statements

CHINA EXPERT NETWORK COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2003	2002
	USD	USD

Revenue (Note 13)	5,666,934	1,250,100

Cost of revenue	(2,706,174)	(356,850)

Gross profit	2,960,760	893,250

Advertising and promotional expenses	(6,501)	(48,537)

General and administrative expenses	(894,299)	(1,163,848)

Intangible assets amortization (Note 4)	(385,604)	(385,604)

Depreciation and amortization (Note 3)	(161,372)	(179,470)

Income/(loss) from operations	1,512,984	(884,209)

Interest income	745	488

Income/(loss) before income tax	1,513,729	(883,721)

Income tax expenses (Note 9)	(303,316)	(67,167)

Net income/(loss)	1,210,413	(950,888)

Basic net income/(loss) per share (Note 10)	0.04	(0.03)

see Notes to consolidated financial statements

CHINA EXPERT NETWORK COMPANY LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common stock		Accumulated
	Shares	Amount	deficit
		USD	USD

At January 1, 2002	30,000,000	3,856,041	(2,859,769)

Loss for the year	-	-	(950,888)

At December 31, 2002 and January 1, 2003	30,000,000	3,856,041	(3,810,657)

Income for the year	-	-	1,210,413

At December 31, 2003	30,000,000	3,856,041	(2,600,244)

see Notes to consolidated financial statements

CHINA EXPERT NETWORK COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2003	2002
	USD	USD
Cash flows from operating activities :

Net income/(loss)	1,210,413	(950,888)

Adjustments to reconcile net income/(loss) to net cash
provided by/(used in) operating activities :

Intangible assets amortization	385,604	385,604
Depreciation and amortization	161,372	179,470
Loss on disposal of property and equipment	3,474	-
Decrease/(increase) in deferred tax assets	144,829	(39,298)

Changes in operating assets and liabilities :

Decrease in costs and estimated earnings in
excess of billings on uncompleted contracts	166,775	23,824
(Increase)/decrease in prepayments, deposits and
other receivables	(1,204,192)	48,801
Increase/(decrease) in accounts payable	1,718	(93,151)
Increase in accrued liabilities	395,281	59,160
Increase in deposits received	93,141	-
Increase/(decrease) in billings in excess of costs and
estimated earnings on uncompleted contracts	164,820	(11,727)
Increase in income tax payable	158,487	106,465

Net cash provided by/(used in) operating activities	1,681,722	(291,740)

Cash flows from investing activities :

Proceeds from disposal of property and equipment	12,666	-
Purchase of property and equipment	-	(19,576)

Net cash provided by/(used in) investing activities	12,666	(19,576)

Cash flows from financing activities :

(Repayment to)/advances from directors and officer	(1,946,498)	474,381

Net cash (used in)/provided by financing activities	(1,946,498)	474,381

Net (decrease)/increase in cash and cash equivalents	(252,110)	163,065

Cash and cash equivalents, beginning of year	299,333	136,268

Cash and cash equivalents, end of year	47,223	299,333

see Notes to consolidated financial statements

CHINA EXPERT NETWORK COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.         DESCRIPTION OF BUSINESS

China Expert Network Company Limited (the "Company or CEN") is incorporated in Hong Kong with limited liability and its wholly owned subsidiary, Expert Network (Shenzhen) Company Limited ("ENS"), is established in the People's Republic of China (the "PRC") with limited liability. They are providers of system integration services, consultancy services and agency services. A majority of the Company's revenues are derived from a governmental organization in Fujian Province (see note 13).

The Company had accumulated deficit as at December 31, 2003 and 2002. Recently, the Company has successfully obtained two contracts with contract sums amounting to approximately USD19,644,000 and USD14,551,000 respectively and has returned to profitable operations in 2003. The management believes that these contracts will generate sufficient revenue and cash flows to enable the Company to continue as a going concern for the coming year.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements for the years ended December 31, 2003 and 2002 are presented in U.S. dollars ("USD") and include the accounts of CEN and ENS. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Significant estimates required to be made by management include the recoverability of long lived assets and recognition of revenue under long term contracts. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates :

Furniture, fixtures and office equipment	20%
Computer equipment and software	30%
Motor vehicles	30%
Leasehold improvements	the shorter of 30% or lease term

Intangible assets

Intangible assets represent information database purchased. Costs relating to the setting up of information databases via purchases of data or information are capitalized and stated at cost less accumulated amortization and any impairment losses. The costs of information database are amortized using the straight-line method over its estimated useful life of five years.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable.

The impairment of long-lived assets is measured pursuant to the guidelines of Statement of Financial Accounting Standards (SFAS) No.144 "Accounting for the Impairment or Disposal of Long-Lived Assets". When an indicator of impairment has occurred, management's estimate of undiscounted cash flows attributable to the assets is compared to the carrying value of the assets to determine whether impairment has occurred. If an impairment of the carrying value has occurred, the amount of the impairment recognized in the financial statements is determined by estimating the fair value of the assets and recording a loss of the amount that the carrying value exceeds the estimated fair value.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognised for all significant temporary differences between tax and financial statements bases of assets and liabilities.

Revenue recognition

Revenue from fixed price long-term contracts is recognized on the percentage of completion method for individual contracts. Revenues are recognized in the ratio that costs incurred bear to total estimated contract costs. The use of the percentage of completion method of revenue recognition requires estimates of percentage of project completion. Changes in job performance, estimated profitability and final contract settlements may result in revisions to costs and income in the year in which the revisions are determined. Provisions for any estimated losses on uncompleted contracts are made in the year in which such losses are determinable. In instances when the work performed on fixed price agreements is of relatively short duration, we use the completed contract method of accounting whereby revenue is recognized when the work is completed.

Cost of Revenue

Cost of revenue comprises labor and other cost of personnel directly engaged in providing the services, subcontracting and attributable overhead costs. Cost of revenue does not include any allocation of depreciation or amortization expense.

Concentration of credit risk

Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customer. The Company does not require collateral or other security to support client's receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these items.

Foreign Currency Translation

Assets and liabilities of CEN and ENS that operate in a local currency environment are translated to USD at exchange rates in effect at the balance sheet date, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income/(loss). Income and expense accounts of CEN and ENS are translated at average exchange rates during the year.

New accounting pronouncements

Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), was issued in January 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the Consolidated Financial Statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. The adoption of this interpretation had no impact on the Company's results of operations or financial position.

3.         PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2003	2002
	USD	USD
Purchase cost :

Furniture, fixtures and office equipment	204,447	250,803
Computer equipment and software	105,964	167,189
Motor vehicles	74,087	74,087
Leasehold improvements	156,652	156,652

Total	541,150	648,731

Accumulated depreciation and amortization	(489,030)	(419,099)

Property and equipment, net	52,120	229,632

Depreciation and amortization expenses for the years ended December 31, 2003 and 2002 amounted to USD161,372 and USD179,470 respectively.

During the year ended December 31, 2003, property and equipment with carrying amount of USD16,140 were disposed of at a consideration of USD12,666 resulting in a loss of USD3,474.

4.         INTANGIBLE ASSETS

	December 31,
	2003	2002
	USD	USD

Purchase cost :

Information databases	1,928,020	1,928,020

Accumulated amortization	(1,253,213)	(867,609))

Intangible assets, net	674,807	1,060,411

Amortization for the years ended December 31, 2003 and 2002 amounted to USD385,604 and USD385,604 respectively.

The estimated aggregate amortization expenses for intangible assets for each of the five succeeding years is as follows :

Year	USD

2004	385,604
2005	289,203
2006	-
2007	-
2008	-

674,807

The Company's information databases represent costs for acquiring the expert information data assembled by and lists and details of projects developed by parties independent to the Company. The consideration for the Company's acquisition of the information databases amounted to HKD15,000,000 was satisfied by the issue of 15,000,000 shares of the Company at HKD1 per share in the year of 2000.

5.         BALANCES WITH DIRECTORS AND AN OFFICER

The Company obtained finances from its directors and officer in 2002. The advances were repaid in 2003. At December 31, 2003, the Company advanced to an officer.

All the balances are interest-free, unsecured and have no fixed terms of repayment.

6.         PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

At December 31, 2003 and 2002, the balances comprised of the following :

	38351
	2003	2002
	USD	USD

Prepaid contract costs	1,223,518	-
Rental and other deposits	64,371	83,697

	1,287,889	83,697

7.         ACCRUED LIABILITIES

At December 31, 2003 and 2002, accrued liabilities comprised of the following:

	December 31,
	2003	2002
	USD	USD

Payroll	34,848	16,016
PRC business tax	274,542	84,558
Rental expense	115,103	22,312
Accounting service fee	53,070	53,070
Auditors' remuneration	122,108	62,982
Others	39,822	5,274

Total	639,493	244,212

8.         BILLINGS, COSTS AND ESTIMATED EARNINGS ON

UNCOMPLETED CONTRACTS

	December 31,
	2003	2002
	USD	USD

Costs and estimated earnings to date	4,961,290	166,775
Less: Billings	(5,126,110)	-

	(164,820)	166,775

9.         INCOME TAXES

The income tax expenses consists of the following:

	Year ended December 31,
	2003	2002
	USD	USD
Current :
PRC	(158,487)	(106,465)
Hong Kong	-	-

Total current expenses	(158,487)	(106,465)

Deferred :
PRC	(248,563)	62,458
Hong Kong	103,734	(23,160)

Total deferred (expenses)/benefits	(144,829)	39,298

Total expenses for income tax	(303,316)	(67,167)

Income tax expenses vary from the amount computed by applying the statutory income tax rate to income/(loss) before income tax as follows:

	Year ended December 31,
	2003	2002
	USD	USD

Income/(loss) before income tax	1,513,728	(883,721)

Expected income tax (expenses)/benefits at PRC
statutory income tax rate of 15%	(227,059)	132,558
PRC and Hong Kong tax rates differential	27,110	10,515
Expenses not deductible for tax purposes	(103,367)	(103,775)
Income subject to both PRC and Hong Kong
income tax	-	(106,465)

Income tax expenses	(303,316)	(67,167)

The major components of deferred tax assets and liabilities as of December 31, 2003 and 2002 are as follows:

	December 31,
	2003	2002
	USD	USD
Deferred tax assets :

Excess of book depreciation expense over tax
depreciation expense	38,523	29,613
Expenses that are reported in financial statements
prior to becoming deductible for tax purposes	83,285	1,160
Tax losses	314,633	453,660

	436,441	484,433
Deferred tax liabilities :

Expenses that are deductible for tax purposes prior to
being reported in financial statements	40,015	-
Revenue recognized for financial reporting purposes
before being recognized for tax purposes	80,681	23,859

	120,696	23,859

	315,745	460,574

There were no significant amounts of unrecognized deferred taxation.

At December 31, 2003, CEN had operating losses carried forward amounting to USD1,797,904 which can be utilized within an unlimited period of time.

10.        BASIC NET INCOME/(LOSS) PER SHARE

The calculation of basic net income/(loss) per share is based on the net income of USD1,210,413 (2002 : net loss of USD950,888) and the weighted average number of 30,000,000 (2002 : 30,000,000) shares in issue during the year.

11.         PENSION PLANS

CEN participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance ("MPF Scheme") for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment of CEN in Hong Kong. Contributions are made by CEN at 5% based on the participants' relevant income. The maximum relevant income for purposes of determining the contributions of a participant is 5% of the monthly income. The participants are entitled to 100% of CEN's contributions together with accrued returns irrespective of their length of service with CEN, but the benefits are required by law to be preserved until the retirement age of 65.

As stipulated by the PRC government regulations, ENS is required to contribute to PRC insurance companies organized by the PRC government which are responsible for the payments of pension benefits to retired staff. The monthly contribution of ENS was equal to 9% of the salaries of the existing staff. ENS has no obligation for the payment of pension benefits beyond the annual contributions described above.

The assets of the schemes are controlled by trustees and held separately from those of CEN and ENS. Total pension cost was USD17,674 and USD16,629 during the years ended December 31, 2003 and 2002 respectively.

12.         COMMITMENTS

The Company leases office premises and motor vehicle under various non-cancelable operating lease agreements that expire at various dates through April 2007. Minimum future commitments under these agreements with term in excess of one year as of December 31, 2003 were as follows :

Year	USD

2004	134,381
2005	106,060
2006	106,060
2007	29,166

375667

Rental expense was USD339,649 and USD317,100 during the years ended December 31, 2003 and 2002, respectively.

At December 31, 2003 and 2002, the Company had commitment in respect of capital contribution to ENS amounted to approximately USD129,000.

13.         CONCENTRATION

The Company's major customer is a local government body in Fujian Province of the PRC which accounted for 99% and 93% of the Company's total revenue in relation to the provision of consultancy and system integration for establishment of e-government information system and network for the years ended December 31, 2003 and 2002 respectively.

14.         SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended December 31, 2003 and 2002, no interest and income tax payments were made by the Company.

15.         SUBSEQUENT EVENTS

On December 30, 2003, CEN, owners of all of the issued and outstanding common stock of CEN (the "Shareholders") and Leopard Capital, Inc. ("Leopard") entered into an agreement for share exchange whereby Leopard agreed to acquire all of the issued and outstanding common stock of CEN from the Shareholders by issuing 19,935,000 shares of common stock of Leopard to the Shareholders. Upon completion of the share exchange the Shareholders will have approximately 90.35% interest in Leopard. Leopard is a Nevada corporation and is quoted on the OTC Bulletin Board of United States of America.

The aforementioned share exchange transaction constitutes a reverse takeover transaction and was completed on February 12, 2004.